Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Clearfield, Inc. (the “Company”) on Form 10-K for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce G. Blackey, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce G. Blackey
Bruce G. Blackey
Chief Financial Officer

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